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                                  EXHIBIT 21
                          SUBSIDIARIES OF REGISTRANT


     Name                                         State of Incorporation
     ----                                         ----------------------

Mid Penn Bank                                  Commonwealth of
                                               Pennsylvania

Mid Penn Investment Corp.                      Delaware